UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2012

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL		32821
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 4, 2012, a subsidiary of Marriott Vacations Worldwide Corporation (the “Company”), completed the sale of the golf course, clubhouse and spa formerly known as The Ritz-Carlton Golf Club and Spa, Jupiter at the Company’s Luxury segment property in Jupiter, Florida to an entity in The Trump Organization for approximately $35 million, including $5 million of cash and the assumption by The Trump Organization of liabilities with a book value of approximately $30 million. The Company expects to record a gain on the sale of approximately $8 million in the quarter ended December 28, 2012.

The residential and vacation ownership components at the property, which are not included in the transaction, will be known as The Ritz-Carlton Club and Residences, Jupiter as of and after the sale. Management of these components will continue to be provided by our subsidiary, The Ritz-Carlton Management Company, L.L.C., and on-site services for these components will continue to be provided by The Ritz-Carlton Hotel Company, L.L.C., a subsidiary of Marriott International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

Date: December 6, 2012	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer